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EXHIBIT 11.1:  COMPUTATION OF EARNINGS PER SHARE



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                                       INTEGRAL SYSTEMS, INC. AND SUBSIDIARIES
                                          COMPUTATION OF EARNINGS PER SHARE

                                                 NINE MONTHS                                 THREE MONTHS
                                                    ENDED                                        ENDED
                                                   JUNE 30,                                     JUNE 30,
                                         1998                   1997                  1998                 1997
                                  ----------------       ----------------      ----------------     -----------------
                                      (Unaudited)            (Unaudited)

Basic:
----------------------------------
Weighted average number of common
 shares                                  5,779,850              5,716,584             5,813,976             5,717,478
                                  ================       ================      ================     =================

Net Income                              $1,596,058             $  429,600            $  804,854            $  146,503
                                  ================       ================      ================     =================

Earnings per share                      $     0.28             $     0.08            $     0.14            $     0.03
                                  ================       ================      ================     =================

Diluted:
--------
Weighted average number of common
 shares                                  6,215,933              5,882,128             6,337,445             5,893,295
                                   ================       ================      ================     =================

Net Income                              $1,596,058             $  429,600            $  804,854            $  146,503
                                  ================       ================      ================     =================

Earnings per share                      $     0.26             $     0.07            $     0.13            $     0.02
                                  ================       ================      ================     =================
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